SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No.      )

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

XENOGEN CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

April 29, 2005

Dear Stockholder:

I am pleased to invite you to attend the 2005 Annual Meeting of Stockholders of Xenogen Corporation to be held at 8:00 a.m. P.D.T on June 7, 2005 at our offices located at 2061 Challenger Drive, Alameda, California 94501.

Details regarding the meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement. You will also have the opportunity to hear more about our business and to ask questions.

We hope that you can join us. However, whether or not you plan to attend, please sign and return your proxy in the enclosed envelope as soon as possible so that your vote will be counted.

Thank you for your ongoing support of and continued interest in Xenogen.

Sincerely,

David W. Carter
Chairman of the Board and Chief Executive Officer

Alameda, California

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE	8:00 a.m. P.D.T on June 7, 2005

PLACE	Xenogen Corporation 2061 Challenger Drive Alameda, California 94501

ITEMS OF BUSINESS	1. To elect three directors to a three-year term.

2. To ratify the appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 31, 2005.

3. To consider such other business as may properly come before the Annual Meeting.

RECORD DATE	You can vote if you were a stockholder of record at the close of business on April 22, 2005.

ANNUAL REPORT	Our 2004 Annual Report, which is not a part of the proxy soliciting material, is enclosed.

VOTING BY PROXY	Please submit a proxy as soon as possible so that your shares can be voted at the Annual Meeting in accordance with your instructions. For specific instructions on voting, please refer to the instructions on the proxy card.

April 29, 2005	By Order of the Board of Directors,

Jason M. Brady
Secretary

This proxy statement and accompanying proxy card are being distributed on or about May 2, 2005.

i

(Continued)

Appendix A: Audit Committee Charter

ii

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS

AND THE ANNUAL MEETING

Q:	Why am I receiving these materials?

A:	The Board of Directors (the “Board”) of Xenogen Corporation, a Delaware corporation (“Xenogen”, the “Company”, “we”, “us” or “our”), is providing these proxy materials for you in connection with Xenogen’s Annual Meeting of Stockholders, which will take place on June 7, 2005. As a stockholder, you are invited to attend the Annual Meeting and are entitled to and are requested to vote on the items of business described in this proxy statement.

Q:	What information is contained in these materials?

A:	The information included in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our directors and most highly paid executive officers, and certain other required information. Our 2004 Annual Report to Stockholders is also enclosed for your reference.

Q:	What items of business will be voted on at the Annual Meeting?

A:	The items of business scheduled to be voted on at the Annual Meeting are:

(1)	The election of three nominees to serve on our Board of Directors for a three year term;

(2)	The ratification of our independent auditors for the fiscal year 2005.

We will also consider other business that properly comes before the Annual Meeting.

Q:	How does the Board recommend I vote on the proposals?

A:	The Board recommends a vote FOR each of the director nominees, and FOR the ratification of Deloitte & Touche LLP as our independent auditors for the fiscal year 2005.

Q:	Who is entitled to vote?

A:	Stockholders as of the close of business on April 22, 2005 (the “Record Date”) are entitled to vote at the Annual Meeting. Common stock is our only outstanding authorized voting security and it does not have cumulative voting rights. As of the Record Date, 14,852,477 shares of our common stock were issued and outstanding and entitled to vote. Each stockholder is entitled to one vote for each share of common stock held on the Record Date. A list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the meeting during normal business hours at our offices at 860 Atlantic Avenue, Alameda, California 94501, by contacting the Secretary of the Company.

Q:	How do I vote?

A:	There are two ways you can vote:

(1)	Sign and date each proxy card you receive and return it in the prepaid envelope.

(2)	Vote in person at the Annual Meeting. If your shares are held of record by a broker, bank or other nominee and you wish to vote your shares at the Annual Meeting, you must contact your broker, bank or other nominee to obtain the proper documentation and bring it with you to the Annual Meeting.

Q:	How can I change my vote or revoke my proxy?

A:	You have the right to revoke your proxy and change your vote at any time before the meeting by notifying our Secretary, or returning a later-dated proxy card. You may also revoke your proxy and change your vote by voting in person at the meeting.

Q:	Who can help answer my questions?

A:	If you have any questions about the Annual Meeting or how to vote or revoke your proxy, you should contact:

Xenogen Corporation

Attn: Secretary

860 Atlantic Avenue

Alameda, California 94501

(510) 291-6100

If you need additional copies of this proxy statement or voting materials, please contact our Secretary as described above.

Q:	What does it mean if I get more than one proxy card?

A:	It means that you hold shares registered in more than one account. Sign and return all proxies to ensure that all of your shares are voted.

Q:	Who will serve as inspector of elections?

A:	The inspector of elections will be Jason M. Brady, our Vice President, General Counsel and Secretary.

Q:	What are the quorum and voting requirements for the Annual Meeting?

A:	The quorum requirement for holding the Annual Meeting and transacting business is that holders of a majority of our outstanding shares of common stock entitled to vote must be present in person at the meeting or represented by proxy. Both abstentions and broker non-votes are counted for the purposes of determining the presence of a quorum. Because abstentions represent shares entitled to vote, the effect of an abstention will be the same as a vote against a proposal. However, abstentions will have no effect on the election of directors. If you hold shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to certain matters to be acted upon. If you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be considered as present and entitled to vote with respect to those matters.

If the quorum requirement is met, election of directors by stockholders will be determined by a plurality of the votes of the shares present in person or by proxy at the Annual Meeting and entitled to vote on the election of directors. If the quorum requirement is met, the other matters submitted for stockholder approval at the Annual Meeting will be decided by the affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote on the subject matter.

Q:	Who can attend the Annual Meeting?

A:	All stockholders as of the Record Date can attend. If you wish to vote your shares at the Annual Meeting and your shares are held of record by a broker, bank or other nominee, you must contact your broker, bank or other nominee to obtain the proper documentation and bring it with you to the Annual Meeting.

Q:	What happens if additional matters are presented at the Annual Meeting?

A:	Other than the three items of business described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxyholders, David W. Carter, Xenogen’s Chairman of the Board and Chief Executive Officer, William A. Albright, Jr., Xenogen’s Chief Financial Officer and Senior Vice President and Jason M. Brady, Xenogen’s Vice President, General Counsel and Secretary, will have the discretion to vote your shares on any additional matters presented for a vote at the meeting. If for any unforeseen reason any of our nominees is not available as a candidate for director, the persons named as proxyholders, Messrs. Carter, Albright and Brady, will vote your proxy for such other candidate or candidates who may be nominated by the Board.

Q:	Where can I find the voting results of the meeting?

A:	We intend to announce preliminary voting results at the Annual Meeting and publish final results in our quarterly report on Form 10-Q for our second fiscal quarter of 2005.

Q:	May I propose actions for consideration at next year’s annual meeting or nominate individuals to serve as directors?

A:	You may submit proposals, including director nominations, for consideration at future stockholder meetings. All proposals or nominations should be addressed to: Secretary, Xenogen Corporation, 860 Atlantic Avenue, Alameda, California 94501.

Stockholder Proposals: For a stockholder proposal to be considered for inclusion in our proxy statement for the annual meeting next year, the written proposal must be received by our Secretary at our principal executive offices no later than January 2, 2006. If the date of next year’s annual meeting is moved more than 30 days before or after the anniversary date of this year’s Annual Meeting, the deadline for inclusion of proposals in our proxy statement is a reasonable time before we print and mail our proxy materials. Such proposals also will need to comply with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, regarding the inclusion of stockholder proposals in company-sponsored proxy materials. For a stockholder proposal that is not intended to be included in our proxy statement for future years under Rule 14a-8, the stockholder must deliver a written notice of intent to propose such action in accordance with our bylaws, which in general require that the notice be received by us not less than 90 days nor more than 120 days prior to the first anniversary of the date on which notice of the prior year’s annual meeting was mailed to stockholders. For the 2006 annual meeting, this means that any such proposal must be submitted no earlier than January 2, 2006 and no later than February 1, 2006.

Director Nominees: You may propose director candidates for consideration by the Board’s Nominating and Governance Committee. Any such recommendations should be directed to our Secretary at Xenogen Corporation, 860 Atlantic Avenue, Alameda, California 94501. In addition, you must give timely notice to our Secretary of your intention to make such nomination in accordance with our bylaws, which require that the notice be received by the Secretary within the time periods described above under “Stockholder Proposals.”

Copy of Bylaw Provisions: You may contact our Secretary at Xenogen Corporation, 860 Atlantic Avenue, Alameda, California 94501 for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

Q:	Who bears the costs of soliciting votes for the Annual Meeting?

A:	We are making this solicitation and will pay the entire cost of preparing, printing, assembling and mailing these proxy materials. In addition to the mailing of these proxy materials, certain of our directors and employees may solicit proxies on our behalf in person, or by telephone, electronic transmission or facsimile. No additional compensation will be paid to these people for such solicitation. Upon request, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders.

BOARD STRUCTURE AND COMMITTEES

The Board is divided into three classes serving staggered three-year terms. The Board currently has ten directors, two of whom will not be standing for re-election at the 2005 Annual Meeting, and the following three standing committees, each of which is chaired by an outside director: (1) Audit, (2) Compensation and (3) Nominating and Governance. The membership during 2004 and the function of each committee are described below. The Board held five meetings during 2004. Each director attended at least 75% of all Board and applicable committee meetings on which he or she served except Mr. Jones, who attended 72% of all Board and committee meetings of which he is a member. While we do not have a formal policy, directors are encouraged to attend annual meetings of stockholders.

Board Independence

The Board has determined that each of the directors standing for re-election has no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) and meets the requirements of “independence” as set forth in the rules and regulations promulgated by the Securities and Exchange Commission and the Nasdaq Stock Market listing standards. Furthermore, the Board has determined that, with the exception of Mr. Carter, our Chairman of the Board and Chief Executive Officer, and Dr. Contag, our President, all current members of the Board meet the requirements of “independence” as set forth in the rules and regulations promulgated by the Securities and Exchange Commission and the Nasdaq Stock Market listing standards.

Audit Committee

The function of the Audit Committee, as more fully set forth in its charter, is to assist the Board in fulfilling its responsibility to oversee our financial statements, our financial reporting process and our systems of internal accounting and financial controls. Our Audit Committee also serves as the Company’s Qualified Legal Compliance Committee and monitors compliance of financial reporting laws. The Audit Committee charter is attached hereto as Appendix A to this proxy statement. The charter is also available on our website at www.xenogen.com.

In January 2004, the Audit Committee consisted of Dr. Whitaker, Mr. Atwood, Ms. Cordaro, and Mr. Halter. In July 2004, the Audit Committee was reconstituted and consisted of Dr. Whitaker, as Chairman, Mr. Atwood, Ms. Cordaro and Mr. Bigham. In January 2005, Mr. Atwood resigned from the Board and from the Audit Committee and Mr. Schiffman joined as a member of the Audit Committee. Mr. Schiffman became the Chairman of the Audit Committee in March 2005. In April 2005, Dr. Whitaker resigned from the Board and from the Audit Committee. The Audit Committee currently consists of Mr. Schiffman, as Chairman, Mr. Bigham and Ms. Cordaro. Immediately following the 2005 Annual Meeting, Mr. Breckon will replace Ms. Cordaro on the Audit Committee.

The Board has determined that each of the current members of the Audit Committee meets the requirements of “independence” as set forth in Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated by the Securities and Exchange Commission and the Nasdaq Stock Market listing standards and has the financial literacy required by the Nasdaq Stock Market listing standards. The Board has also determined that Mr. Schiffman is qualified as an “audit committee financial expert” within the meaning of applicable regulations of the Securities and Exchange Commission and has the accounting and related financial sophistication required by the Nasdaq Stock Market listing standards. The Audit Committee held six meetings in 2004. The Audit Committee Report for 2004 is included below.

Compensation Committee

The function of the Compensation Committee, as set forth in its charter, is to oversee our compensation policies generally, evaluate senior executive performance, oversee and determine compensation for senior executives, including our Chairman and Chief Executive Officer, and to review and make recommendations to the Board on director compensation.

The Compensation Committee consists of Mr. Eisenson, as Chairman, Mr. Bigham, Mr. Breckon, and Mr. Jones.

The Board has determined that each of the members of the Compensation Committee meets the requirements of “independence” as set forth in the rules and regulations promulgated by the Securities and Exchange Commission and the Nasdaq Stock Market listing standards. A copy of the Compensation Committee charter is available on our website at www.xenogen.com. The Compensation Committee held three meetings in 2004. The Compensation Committee Report for 2004 is included below.

Nominating and Governance Committee

As more fully set forth in its charter, the Nominating and Governance Committee is responsible for searching and identifying director nominees and recommending them to the Board for election, recommending directors for appointment to Board committees, establishing criteria for Board membership, evaluating the Board and its committees at least annually and recommending any proposed changes to the Board. In addition, the Nominating and Governance Committee is responsible for developing and recommending to the Board the governance principles applicable to us.

In July 2004, the Nominating and Governance Committee consisted of Mr. Halter, as Chairman, Mr. Atwood, Ms. Cordaro and Mr. Jones. In January 2005, Mr. Atwood resigned from the Board and from his position on the Nominating and Governance Committee, and Mr. Schiffman joined the Nominating and Governance Committee. The Nominating and Governance Committee currently consists of Mr. Halter, as Chairman, Ms. Cordaro, Mr. Jones and Mr. Schiffman. Immediately following the 2005 Annual Meeting, Mr. Hrusovsky will replace Mr. Schiffman on the Nominating and Governance Committee, and the Nominating and Governance Committee will consist of Mr. Halter, as Chairman, Mr. Hrusovsky and Mr. Jones.

The Board has determined that each of the members of the Nominating and Governance Committee meets the requirements of “independence” as set forth in the rules and regulations promulgated by the Securities and Exchange Commission and the Nasdaq Stock Market listing standards. A copy of the Nominating and Governance Committee charter is available on our website at www.xenogen.com. The Nominating and Governance Committee held three meetings in 2004.

Consideration of Director Nominees

The Nominating and Governance Committee considers candidates for Board membership suggested by its members. The Nominating and Governance Committee has also retained a third-party executive search firm to identify candidates, which firm identified Mr. Schiffman and Mr. Hrusovsky, our newest board members. The Nominating and Governance Committee does not have an established policy for minimum qualifications of director nominees. However, the Nominating and Governance Committee will consider, among other things, diversity, skills and experience in such areas as operations, finance, marketing and sales, manufacturing, industry experience and the general needs of the Board.

The Nominating and Governance Committee will also consider nominees recommended by stockholders, provided such recommendations are made in accordance with the procedures described in this proxy statement under “Questions and Answers About the Proxy Materials and the Annual Meeting.” Although to date no stockholder has presented any candidate for membership to our Board, it is expected that recommendations from stockholders would generally be considered in the same manner as recommendations by one of our directors or officers.

Communications with the Board

Stockholders and other interested parties may communicate directly with the Board or the non-employee directors. All communications should be in writing and should be directed to Xenogen Corporation, 860 Atlantic Avenue, Alameda, California 94501, Attn: Secretary. The sender should indicate in the address whether it is intended for the entire Board, the non-employee directors as a group, or any individual director. Each communication intended for the Board or non-employee directors received by the Secretary will be forwarded to the intended recipients subject to compliance with instructions from the Board in effect from time to time concerning the treatment of inappropriate communications.

DIRECTOR COMPENSATION

Each new non-employee director elected to the Board is automatically granted an initial restricted stock award to cover a number of shares of our common stock determined by dividing (A) $40,000 by (B) the fair market value of a share of our common stock on the date of grant, with the number of shares rounded up to the nearest whole share. The initial restricted stock awards vest on the first anniversary of the date of grant. During 2004, each of directors Bigham, Breckon, Cordaro, Halter, Jones and Whitaker received an initial restricted stock award of 5,715 shares of our common stock. In January 2005, Mr. Schiffman received an initial restricted stock award of 8,081 shares of our common stock. In April 2005, Mr. Hrusovsky received an initial restricted stock award of 8,493 shares of our common stock.

Each non-employee director automatically receives a restricted stock award, as of the date of the annual meeting, determined by dividing (A) $40,000 by (B) the fair market value of a share of our common stock on the date of the annual meeting, with the number of shares rounded up to the nearest whole share. Each director who was not a non-employee director on or before the effective date of our initial public offering receives a pro-rated annual restricted stock award calculated according to the number of quarters of service provided by such non-employee director since the effective date of the initial public offering. These annual restricted stock awards vest on the first anniversary of the date of grant. Except for Mr. Carter and Dr. Contag, all of our directors will receive an annual restricted stock award as of the date of the Annual Meeting. Since Mr. Schiffman joined our Board in January 2005, his annual restricted stock award will be 50% of the annual restricted stock award all other non-employee directors receive. Since Mr. Hrusovsky joined our Board in April 2005, his annual restricted stock award will be 25% of the annual restricted stock award all non-employee directors, other than Mr. Schiffman, receive.

Non-employee directors are entitled to receive an annual cash retainer of $20,000 for serving on the Board, and an additional annual cash retainer of $5,000 for serving as the chair of any of our three standing Board Committees: Audit, Compensation and Nominating and Governance. Non-employee directors also receive meeting fees ranging from $500 to $2,500 for board and committee meetings depending on whether Board and Committee meetings were held on the same day and whether they were in person or were telephonic. Our non-employee directors are also entitled to direct us to issue their restricted stock awards and pay their cash retainers and fees to which he or she is entitled directly to his or her associated venture entity.

Directors are also reimbursed for customary and usual travel expenses associated with attendance at Board and Committee meetings.

Our employee directors, Mr. Carter and Dr. Contag, receive no compensation for serving on the Board.

PROPOSALS TO BE VOTED ON

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board is divided into three classes serving staggered three-year terms. Directors for each class are elected at the annual meeting of stockholders held in the year in which the term for their class expires. The current terms of office of the Class I directors, Pamela Reilly Contag, Ph.D., Christine B. Cordaro, William A. Halter, E. Kevin Hrusovsky and Chris Jones expire at the Annual Meeting. The current terms of office of the Class II directors, Robert W. Breckon, David W. Carter and Gregory T. Schiffman expire at the 2006 annual meeting. The current terms of office of the Class III directors, Michael F. Bigham and Michael R. Eisenson expire at the 2007 annual meeting.

In connection with this 2005 Annual Meeting, the size of our Board will be reduced by two Class I directors, with two of our Class I Directors, Dr. Contag and Ms. Cordaro, not standing for reelection. Dr. Contag will continue to serve as our President. We thank Dr. Contag and Ms. Cordaro for their years of service as members of our Board.

Votes cannot be cast and proxies cannot be voted other than for the three nominees named below. Directors elected at the 2005 Annual Meeting will hold office for a three-year term expiring at the 2008 annual meeting (or until their respective successors are elected and qualified, or until their earlier death, resignation or removal). All of the nominees are current directors of Xenogen, and each has consented to serve if elected. The nominees were selected by the Board upon the recommendation of the Nominating and Governance Committee. There are no family relationships among Xenogen’s executive officers and directors.

The following sets forth certain information concerning our directors, including the Class I nominees to be elected at the 2005 Annual Meeting:

Name	Position	Age	Director Since
Class I Director Nominees:
William A. Halter (1)	Director	43	2002
E. Kevin Hrusovsky (2)	Director	43	2005
Chris Jones (3) (4)	Director	49	2001

Class I Directors Whose Terms Expire at 2005 Annual Meeting:
Pamela Reilly Contag, Ph.D.	President and Director	48	1995
Christine B. Cordaro (4) (5)	Director	57	2001

Class II Directors Whose Terms Will Expire at 2006 Annual Meeting:
Robert W. Breckon (3) (6)	Director	47	2001
David W. Carter	Chief Executive Officer and Chairman of the Board of Directors	66	1997
Gregory T. Schiffman (4) (7)	Director	47	2005

Class III Directors Whose Terms Will Expire at 2007 Annual Meeting:
Michael F. Bigham (3) (5)	Director	47	2003
Michael R. Eisenson (8)	Director	49	2003

(1)	Chairman of the Nominating and Governance Committee.
(2)	Will become a member of the Nominating and Governance Committee following the 2005 Annual Meeting.

(3)	Member of the Compensation Committee.
(4)	Member of the Nominating and Governance Committee.
(5)	Member of the Audit Committee.
(6)	Will become a member of the Audit Committee following the 2005 Annual Meeting.
(7)	Chairman of the Audit Committee.
(8)	Chairman of the Compensation Committee.

Nominees for Class I Directors for Three-Year Terms That Will Expire in 2008

William A. Halter has served us as a director since April 2002. Since April 2001, Mr. Halter has been a management consultant providing services to corporate enterprises. From November 1999 to March 2001, Mr. Halter served as Deputy Commissioner and later as the Acting Commissioner of the United States Social Security Administration. From 1993 to November 1999, Mr. Halter served as the Senior Advisor in the Director’s Office of the Office of Management and Budget, Executive Office of the President of the United States. Mr. Halter also serves on the Board of Directors of Akamai Technologies, Inc., InterMune, Inc., Threshold Pharmaceuticals, Inc. and webMethods, Inc.. Mr. Halter received an A.B. in Economics and Political Science from Stanford University and an M. Phil. in Economics from Oxford University.

E. Kevin Hrusovsky has served us as a director since April 2005. Mr. Hrusovsky was appointed President and Chief Executive Officer of Caliper Life Sciences Inc., a biotechnology company, immediately following the acquisition of Zymark Corporation, a biotechnology company, by Caliper in July 2003. Prior to the acquisition, Mr. Hrusovsky served as President and Chief Executive Officer of Zymark starting in late 1996. Before joining Zymark, Mr. Hrusovsky was Director of International Business, Agricultural Chemical Division and President of the Pharmaceutical Division for FMC Corporation, a chemical manufacturing company. Prior to FMC, Mr. Hrusovsky held several management positions at E.I. DuPont de Nemours, a diversified science and technology company. He also serves as a board member of the Association for Laboratory Automation. He received his B.S. in Mechanical Engineering from Ohio State University, an M.B.A. from Ohio University, an Extended M.B.A. from Harvard University, and an Honorary Doctorate from Framingham State College for his contributions to life sciences.

Chris Jones has served us as a director since August 2001. Since March 2002, Mr. Jones has been providing advisory services to several entities and, since August 2002, has served as an operating partner of Electra Private Equity Partners, a European private equity firm. From January 1997 to January 2001, Mr. Jones served as Chief Executive Officer of J. Walter Thompson worldwide, an advertising agency, where he served as Chairman from January 1998 to 1999. From July 1995 to January 1997, he served as President and Chief Executive Officer Designate of J. Walter Thompson, and from 1984 to 1995, he served in numerous other positions at that company. Mr. Jones serves on the Health Advisory Board of the Johns Hopkins Bloomberg School of Public Health.

Vote Required; Recommendation of the Board of Directors

The affirmative vote of a plurality of the votes of the shares present in person or by proxy at the Annual Meeting and entitled to vote on the election of directors is required to elect the nominees. In the absence of instructions to the contrary, shares represented by proxy will be voted for the election of the nominees.

The Board of Directors unanimously recommends a vote FOR the election of Messrs. Halter, Hrusovsky and Jones as our directors.

Our directors listed below will continue in office for the remainder of their terms in accordance with our bylaws. Information regarding the business experience of each of such directors is provided below.

Class II Directors Whose Terms Will Expire at the 2006 Annual Meeting

Robert W. Breckon has served us as a director since January 2001. Mr. Breckon has been the Executive Vice-President, Strategy and Corporate Development at MDS Inc., a Canadian publicly-held health and life sciences company and has held previous positions with MDS since 1992. Mr. Breckon received a B.S. from the University of Toronto and has completed an advanced management program at Harvard University.

David W. Carter has served as our Chairman of the Board of Directors since November 1997 and as our Chief Executive Officer since April 2003. From January 1998 to April 2003, he served as Co-Chief Executive Officer and from May 1997 to November 1997, Mr. Carter was a consultant to us. From 1991 to May 1997, he served as Chairman of the Board, President and Chief Executive Officer of Somatix Therapy Corporation, a publicly-held gene therapy company, which merged with Cell Genesys, Inc., a biotechnology company, in 1997. Mr. Carter is a director of Cell Genesys, Inc. and Immunogen, Inc.. Mr. Carter received a B.A. in History and an M.B.A. from Indiana University.

Gregory T. Schiffman has served us as a director since January 2005. Mr. Schiffman joined Affymetrix, Inc., a biotechnology company, in March 2001 as Vice President, Finance and was appointed Vice President and Chief Financial Officer in August 2001. Mr. Schiffman was promoted to Senior Vice President in October 2002 and to Executive Vice President in February 2005. Prior to joining Affymetrix, Mr. Schiffman was Vice President, Controller of Applied Biosystems, Inc., a life sciences company, from October 1998. From 1987 through 1998, Mr. Schiffman held various managerial and financial positions at Hewlett Packard Company. Mr. Schiffman received a B.S. in Accounting from DePaul University and an M.B.A. from the J.L. Kellogg Graduate School of Management at Northwestern University.

Class III Directors Whose Terms Will Expire at the 2007 Annual Meeting

Michael F. Bigham has served us as a director since July 2003. Since January 2003, Mr. Bigham has been a director of Abingworth Management, Inc., the U.S. subsidiary of an international life sciences venture capital firm. From December 2000 to March 2004, Mr. Bigham served as Vice Chairman of Corixa Corporation, a publicly-held biotechnology company. From 1996 to December 2000, Mr. Bigham served as President and Chief Executive Officer of Coulter Pharmaceuticals Inc., a publicly-held biotechnology company which was merged into Corixa Corporation in December 2000. From 1988 to 1996, Mr. Bigham was a member of executive management of Gilead Sciences, Inc., a biopharmaceutical company, where he held several positions most recently as Executive Vice President of Operations. From 1984 to 1988, Mr. Bigham worked at Hambrecht & Quist LLC, a global investment bank, where he became Co-head of Healthcare Investment Banking. Mr. Bigham received a B.S. in Commerce from the University of Virginia and an M.B.A. from the Stanford University Graduate School of Business.

Michael R. Eisenson has served us as a director since March 2003. Mr. Eisenson is the Managing Director and Chief Executive Officer of Charlesbank Capital Partners, LLC, a private investment firm and the investment manager with respect to certain assets of Harvard Private Capital Group, Inc., which he joined in 1986. Mr. Eisenson serves on the Board of Directors of Universal Technical Institute, Inc., a provider of post-secondary education, Playtex Products, Inc., CCC Information Services Group, Inc., and United Auto Group, Inc., as well as those of several private companies. Mr. Eisenson received a B.A. in economics from Williams College and J.D. and M.B.A. degrees from Yale University.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has approved the appointment of Deloitte & Touche LLP as our independent auditors for fiscal 2005, subject to your approval. Deloitte & Touche LLP has served as our independent auditors since October 2003. Representatives of Deloitte & Touche LLP are expected to be present at the meeting and will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions. Services provided to us by Deloitte & Touche LLP are described under “Auditors Fees and Services” below.

Vote Required; Recommendation of the Board of Directors

Stockholder ratification of the appointment of Deloitte & Touche LLP as our independent auditors is not required by our bylaws or otherwise. The Board, however, is submitting the appointment of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if it determines hat such a change would be in Xenogen’s and its stockholders’ best interests. Abstentions will be considered a vote against this proposal and broker non-votes will have no effect on such matter since these votes will not be considered present and entitled to vote.

The Audit Committee of the Board of Directors unanimously recommends a vote FOR the approval of Deloitte & Touche LLP as our independent auditors for 2005.

CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANTS

On October 9, 2003, our Board of Directors dismissed Ernst & Young LLP as our independent auditors. There were no disagreements with the former independent auditors during the years ended December 31, 2001 and 2002 or during the subsequent interim period preceding their dismissal on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the former accountants’ satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their reports. The former independent auditors issued an unqualified report on the consolidated financial statements previously prepared by management as of and for the years ended December 31, 2001 and 2002 (which have not been included herein). In 2003, management elected to restate our 2001 and 2002 consolidated financial statements subsequent to the dismissal of the independent auditors. The restatement related primarily to a change in the method we used to account for goodwill impairment from our 2000 acquisition of Chrysalis DNX Transgenic Sciences Corporation. As a result, the former independent auditors have withdrawn the previously issued reports on our December 31, 2001 and 2002 financial statements.

We requested Ernst & Young LLP to furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with these statements made by us and, if not, stating the respects in which it does not agree. A copy of this letter, dated March 31, 2004, states that it agrees with these statements and is filed as Exhibit 16.1 to our Form S-1 registration statement, filed with the Securities and Exchange Commission on July 15, 2004.

AUDITOR FEES AND SERVICES

The following table sets forth the aggregate fees billed by Deloitte & Touche LLP for services rendered in connection with the audit of the consolidated financial statement for fiscal years 2004 and 2003 and for other services rendered during 2004 and 2003 on behalf of Xenogen and our subsidiaries, as well as all out-of-pocket costs incurred in connection with these services which have been billed to Xenogen:

	2003	2004
Annual Audit Fees	$402,500	$418,800
Audit Related Fees	—	921,000

Total Audit and Audit Related Fees	$402,500	$1,339,800

Non-Audit Fees
Tax Fees	$175,253	$226,839

Total Non-Audit Fees	$175,253	$226,839

Audit Fees. This category includes the audit of our annual financial statements, review of financial statements included in our Form 10-Q Quarterly Reports and services that are normally provided by the independent auditors in connection with statutory and regulatory filings.

Audit Related Fees. This category consists of assurance and related services by the independent auditors that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees.” The services for fees disclosed under this category include services performed in connection with our July 2004 initial public offering and review of our S-8 registration statements.

Tax Fees. This category consists of professional services rendered by the independent auditors for tax compliance and tax advice. The services for the fees disclosed under this category include tax return preparation and technical tax advice.

Pre-Approval Policy. The Audit Committee pre-approves all auditing services and non-audit services not prohibited by law to be performed by our independent auditors. The Audit Committee also pre-approves all associated fees, except for de minimus amounts for non-audit services, which are approved by the Audit Committee prior to the completion of the audit.

REPORT OF THE AUDIT COMMITTEE

The ultimate responsibility for good corporate governance rests with the Board, whose primary roles are oversight, counseling and direction to Xenogen’s management in the best long-term interests of Xenogen and its stockholders. The Board’s Audit Committee has been established for the purpose of overseeing Xenogen’s accounting and financial reporting processes and audits of its financial statements.

The Audit Committee operates under a written charter, a copy of which is attached as Appendix A hereto and is also available on our website at www.xenogen.com. As described more fully in the Audit Committee charter, the purpose of the Audit Committee is to assist the Board in its oversight and monitoring of Xenogen’s financial reporting, internal controls and audit function. Management is responsible for the preparation, presentation and integrity of Xenogen’s financial statements; accounting and financial reporting principles; internal controls; and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. Deloitte & Touche LLP, Xenogen’s independent auditors, are responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards. In accordance with the Sarbanes-Oxley Act of 2002, the Audit Committee has ultimate authority and responsibility to select, compensate, evaluate and, when appropriate, replace Xenogen’s independent auditors.

The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent auditors, nor can the Audit Committee certify that the independent auditors are “independent” under applicable rules. The Audit Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the auditors on the basis on the information it receives, discussions with management and the auditors, and the experience of the Audit Committee’s members in business, financial and accounting matters. The Audit Committee has the authority to engage its own outside advisers, including experts in particular areas of accounting, as it determines appropriate, apart from counsel or advisers hired by management.

In this context, during the year 2004, the Audit Committee met and held discussions with management and Deloitte & Touche LLP. Management represented to the Audit Committee that Xenogen’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and Deloitte & Touche LLP. In the Audit Committee meetings with Deloitte & Touche LLP, the Audit Committee discussed matters as required by Statement of Auditing Standards No. 61 (Communication with Audit Committees). This review included a discussion with management of the quality, not merely the acceptability, of Xenogen’s accounting principles, the reasonableness of significant estimates and judgments and the disclosure in Xenogen’s financial statements and financial reports.

The Audit Committee received from Deloitte & Touche LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with Deloitte & Touche LLP its independence. In reliance on the reviews and discussions noted above, and the report of the independent auditors, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2004, and be filed with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Company’s Board of Directors:

Gregory T. Schiffman, Chairman

Michael F. Bigham

Christine B. Cordaro

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the number of shares of our common stock beneficially owned as of April 1, 2005 by (i) each person who is known by us to be the beneficial owner of more than 5% of our common stock, (ii) each of the named executive officers listed in the Summary Compensation Table, (iii) each of our directors, and (iv) all of our directors and executive officers as a group. Unless otherwise indicated, the address of each stockholder in the following table is c/o Xenogen Corporation, 860 Atlantic Avenue, Alameda, California 94501.

Name of Director, Officer and Beneficial Owner	Number of Shares Beneficially Owned (1)	Number of Options (1)	Percentage Beneficially Owned
5% Stockholders:

Abingworth Management Ltd (2)	1,736,483	—	11.7%

Harvard Private Capital Holdings, Inc. (3)	1,729,621	—	11.7%

MDS Pharma Services (US) Inc. (4)	1,101,608	—	7.4%

Brentwood Associates VIII, L.P. (5)	952,462	—	6.4%

EuclidSR Partners (6)	941,604	—	6.3%

S.R. One, Limited (7)	697,179	—	4.7%

RS Investment Management Co. LLC (8)	779,500	—	5.3%

Directors and Officers:

William A. Albright, Jr.	—	—	—

David W. Carter (9)	216,196	67,549	1.9%

Pamela Reilly Contag, Ph.D. (10)	283,570	69,287	2.4%

Michael Cable, Ph.D.	—	—	—

Anthony Purchio, Ph.D.	5,214	30,633	*

Michael Sterns	—	31,696	*

Michael Bigham (2), (11)	1,736,483	—	11.7%

Robert Breckon (4), (12)	1,107,323	—	7.4%

Christine Cordaro (13)	607,976	—	4.1%

Michael Eisenson (14)	1,729,621	—	11.7%

William A. Halter (15)	5,715	14,624	*

E. Kevin Hrusovsky	—	—	—

Chris Jones (15)	5,715	17,785	*

Gregory T. Schiffman (15)	8,081	—	*

All directors and executive officers as a group (16 persons) (16)	5,705,894	263,282	39.5%

*	Less than one percent.
(1)

This table is based on information supplied by our directors, all executive officers and principal stockholders and on any Schedules 13D or 13G filed with the Securities and Exchange Commission. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Applicable percentage of ownership is based on 14,837,029 shares of common stock outstanding as of April 1, 2005. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or warrants held by that person that are currently exercisable or will become exercisable within 60 days after April 1, 2005 are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person.
(2)	Consists of 5,715 shares owned by Abingworth, Ltd., all of which are unvested and subject to repurchase by us, 868,846 shares owned by Abingworth Bioventures III A LP, 530,376 shares owned by Abingworth Bioventures III B LP, 317,700 shares owned by Abingworth Bioventures III C LP and 13,846 shares owned by Abingworth Bioventures III Executives LP. The address for Abingworth Management Ltd is 38 Jermyn Street, London SW1Y 6DN, U.K.
(3)	Includes a warrant to purchase 59,873 shares and 5,715 shares which are unvested and subject to repurchase by us. The address for Harvard Private Capital Holdings, Inc. is c/o Charlesbank Capital Partners, LLC, 600 Atlantic Avenue, 26th Floor, Boston, MA 02210.
(4)	The address for MDS Pharma Services (US) Inc. is 621 Rose Street, P.O. Box 80837, Lincoln, NE 68501.
(5)	The address for Brentwood Associates VIII, L.P. is 11150 Santa Monica Boulevard, Suite 1200, Los Angeles, CA 90025.
(6)	Consists of 403,481 shares and a warrant to purchase 67,321 shares owned by EuclidSR Partners, LP and 403,481 shares and a warrant to purchase 67,321 shares owned by EuclidSR Biotechnology Partners, LP. The address for EuclidSR Partners is 45 Rockefeller Plaza, Suite 3240, New York, NY 10111.
(7)	Includes a warrant to purchase 26,928 shares. The address for S.R. One, Limited is 200 Barr Harbor Dr., Suite 250, Four Tower Bridge, West Conshohocken, PA 19428-2977. There are no natural persons who are the beneficiaries of S.R. One, Limited. SmithKline Beecham Corporation, a Pennsylvania corporation, is the sole beneficiary of that business trust. SmithKline Beecham Corporation is an indirect, wholly owned subsidiary of GlaxoSmithKline plc, a UK public limited company. Ordinary shares of GlaxoSmithKline plc are traded on the London Stock Exchange. The shares trade on the New York Stock Exchange in the form of American Depository Shares.
(8)	The address for RS Investment Management Co. LLC is 388 Market Street, Suite 200, San Francisco, CA 94111.
(9)	Includes 180,098 shares owned by David W. Carter, 44,285 of which are unvested within 60 days after April 1, 2005 and subject to repurchase by us, and 31,285 shares owned by the Carter Descendants Trust, of which Mr. Carter is a trustee. Also includes a warrant to purchase 4,813 shares owned by Mr. Carter.
(10)	Includes 22,857 shares owned by Pamela Reilly Contag, 15,238 of which are unvested within 60 days after April 1, 2005 and subject to repurchase by us; 214,828 shares owned by Christopher H. Contag and Pamela Reilly Contag, Trustees of the Contag Family Trust dated 11/23/98; and 9,177 shares owned by each of the Ashlyn Grace Contag Irrevocable Trust; the Caitlin Ann Contag Irrevocable Trust; the Carlos and Ann Contag Irrevocable Trust; the John and Juanita Reilly Irrevocable Trust; and the Greyson Christopher Contag Irrevocable Trust. Dr. Pamela R. Contag is a trustee of, but disclaims beneficial ownership of, these respective trusts.
(11)	Mr. Bigham is a director at Abingworth. He shares voting and dispositive power over these shares and disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. Mr. Bigham’s business address is c/o Abingworth Management Inc., 3000 Sand Hill Road, Building 4, Suite 135, Menlo Park, CA 94025.
(12)	Includes 5,715 shares held directly by Mr. Breckon, all of which are unvested and subject to repurchase by us. Mr. Breckon is Executive Vice President, Strategy and Corporate Development of MDS Inc. Mr. Breckon disclaims beneficial ownership of the shares held by MDS Pharma Services (US) Inc. except to the extent of his pecuniary interest therein. Mr. Breckon’s business address is c/o MDS Inc., 100 International Boulevard, Toronto, Ontario, Canada M9W 6L6.
(13)	Consists of 426,097 shares and a warrant to purchase 50,518 shares owned by CMEA Ventures Life Sciences 2000, L.P.; 28,153 shares and a warrant to purchase 3,337 shares owned by CMEA Ventures Life Sciences 2000, Civil Law Partnership; 80,693 shares and a warrant to purchase 13,463 shares owned by Milepost Ventures L.P.; and 5,715 shares held directly by Ms. Cordaro, all of which are unvested and subject to repurchase by us. Ms. Cordaro is a General Partner of CMEA Life Sciences and the Founder and a General Partner of Milepost Ventures. She shares voting and dispositive power over the shares held by such entities and disclaims beneficial ownership of such shares except to the extent of her pecuniary interest therein. Ms. Cordaro’s business address is c/o CMEA Ventures, One Embarcadero Center, Suite 3250, San Francisco, CA 94111.

(14)	Consists of 1,669,748 shares, 5,715 of which are unvested and subject to repurchase by us, and a warrant to purchase 59,873 shares owned by Harvard Private Capital Holdings, Inc. Mr. Eisenson is Managing Director and Chief Executive Officer of Charlesbank Capital Partners, LLC, which is the investment manager with respect to certain assets of Harvard Private Capital Holdings, Inc. He shares voting and dispositive power over the shares and disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. Mr. Eisenson’s business address is c/o Charlesbank Capital Partners, LLC, 600 Atlantic Avenue, 26th Floor, Boston, MA 02210.
(15)	All of such such shares are unvested and subject to repurchase by the Company.
(16)	Includes 107,609 shares unvested and subject to repurchase by us and warrants to purchase 266,646 shares.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Compliance with Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and persons who own more than 10% of a registered class of our equity securities to file reports of holdings and transactions of our common stock and other equity securities with the Securities and Exchange Commission. Directors, officers and 10% or greater stockholders are required by regulations of the Securities and Exchange Commission to furnish us with copies of all of the Section 16(a) reports they file. Based solely upon a review of the copies of the forms furnished to us and the representations made by the reporting persons to us, we believe that during 2004 our directors, officers and 10% or greater stockholders complied with all filing requirements under Section 16(a) of the Exchange Act with the exception of one late filing by Abingworth Management Ltd. on September 14, 2004 with respect to a director restricted stock grants that was originally issued in error to Mr. Bigham. The initial erroneous issuance of the director restricted stock grant was reported on a timely basis by Mr. Bigham.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth compensation for services rendered in all capacities to us by our Chairman of the Board and Chief Executive Officer, our four other most highly compensated executive officers as of December 31, 2004 and one former executive officer who resigned effective December 31, 2004 (the “Named Executive Officers”).

					Long Term Compensation
		Annual Compensation			Awards
Name and Principal Position	Year	Salary ($)	Bonus / Commission ($)(1)		Restricted Stock Awards ($)		Securities Underlying Options (#)(2)	All Other Compensation ($)
David W. Carter Chairman of the Board and Chief Executive Officer	2004	290,000 275,000	75,000 65,000		$0	(3)	72,619 116,284	119,819 28,861	(4) (5)

Pamela Reilly Contag, Ph.D. President	2004 2003	290,000 275,000	75,000 65,000		$0	(6)	72,619 118,022	35,319 28,861	(7) (5)

Michael J. Sterns, D.V.M. (8) Chief Business Officer and Vice President	2004 2003	260,000 245,000	60,000 73,500	(9)			55,000 71,428

Anthony F. Purchio, Ph.D. Chief Scientific Officer and Vice President	2004 2003	260,000 245,000	39,500 38,500				25,000 46,927	17,010 17,442	(10) (6)

William A. Albright, Jr. (11) Chief Financial Officer and Senior Vice President, Finance & Operations	2004	137,500	40,000				200,000

Michael D. Cable, Ph.D. (12) Former Chief Technology Officer and Vice President	2004 2003	260,000 245,000	39,500 38,500				25,000 47,363	135,293 9,319	(13) (14)

(1)	Bonus amounts indicated for year in which bonus was earned.
(2)	On January 26, 2005, our Compensation Committee granted the following options to purchase shares of the our common stock to the Named Executive Officers: Mr. Carter was granted an option to purchase 125,000 shares; Dr. Contag was granted an option to purchase 125,000 shares; Dr. Sterns was granted an option to purchase 30,000 shares; Dr. Purchio was granted an option to purchase 25,000 shares; and Mr. Albright was granted an option to purchase 30,000 shares. Each option has an exercise price of $5.01 per share and vests at a rate 1/4th on January 26, 2006 and 1/48th per month thereafter until all options are vested on January 26, 2009, subject in each case to employee’s continued services to Xenogen.
(3)	On December 10, 2003, we issued Mr. Carter 68,571 shares of our common stock at a purchase price of $0.42 per share, the then fair market value of our common stock as determined by our Compensation Committee. As of December 31, 2004, the value of these shares is $451,198, determined by subtracting the $0.42 purchase price per share from the $7.00 closing price per share as reported by Nasdaq multiplied by 68,571. These shares are subject to repurchase by us at a repurchase price of $0.42 per share. This repurchase right lapses over time. Our repurchase right lapsed as to one-fourth of the shares on December 10, 2004, and the repurchase right continues to lapse as to one forty-eighth of the shares each full month thereafter, subject to Mr. Carter’s continued service to Xenogen. None of these shares will be subject to repurchase after December 10, 2007.

(4)	Consists of $97,500 in principal and interest forgiven by us in connection with a loan we made to Mr. Carter for the purchase of our common stock and $22,319 that we paid to Mr. Carter for paid time off accrued in 2003 and not used by Mr. Carter in 2003.
(5)	Represents amount we paid to employee for paid time off accrued in 2001 and not used by employee in 2002.
(6)	On January 9, 2004, we issued Dr. Contag 22,857 shares of our common stock at a purchase price of $0.42 per share, the then fair market value of our common stock as determined by our Compensation Committee. As of December 31, 2004, the value of these shares is $150,399, determined by subtracting the $0.42 purchase price per share from the $7.00 closing price per share as reported by Nasdaq multiplied by 22,857. These shares are subject to repurchase by us at a repurchase price of $0.42 per share. This repurchase right lapses over time. Our repurchase right lapsed as to one-fourth of the shares on January 9, 2005, and the repurchase right continues to lapse as to one forty-eighth of the shares each full month thereafter, subject to Dr. Contag’s continued service to Xenogen. None of these shares will be subject to repurchase after January 9, 2008.
(7)	Consists of $13,000 in principal forgiven by us in connection with a loan we made to Dr. Contag for the purchase of our common stock and $22,319 that we paid to Dr. Contag for paid time off accrued in 2003 and not used by Dr. Contag in 2003.
(8)	Dr. Sterns joined Xenogen as a Vice President in January 2003.
(9)	Includes a $25,000 sign-on bonus we paid to Dr. Sterns in January 2003.
(10)	Represents amount we paid to employee for paid time off accrued in 2003 and not used by employee in 2003.
(11)	Mr. Albright was appointed Chief Financial Officer and Vice President in July 2004 at an annual salary of $275,000. Prior to being appointed Chief Financial Officer and Vice President, Mr. Albright was not an executive officer of Xenogen.
(12)	Dr. Cable resigned from his position as Chief Technology Officer and Vice President effective December 31, 2004.
(13)	Consists of a $130,000 severance payment and a $5,293 payment for accrued paid time off we made to Dr. Cable in connection with his separation from Xenogen.
(14)	Represents principal forgiven by us in connection with a loan we made to Dr. Cable to enable him to repay a loan against his 403(b) plan that he maintained with his prior employer.

Option Grants in Last Fiscal Year

The following table shows all grants of options to acquire shares of our common stock granted to the Named Executive Officers listed in the Summary Compensation Table for the fiscal year ended December 31, 2004.

	Individual Grants
Name	Number of Securities Underlying Options Granted (#)(1)	Percentage of Total Options Granted to Employees in Fiscal Year (%)(1)	Exercise Price ($/Sh)(2)	Expiration Date (3)	Potential Realization Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (4)
					5%($)	10%($)
David W. Carter	72,619	9.07%	$7.00	7/19/2014	$319,688	$810,152
Pamela Reilly Contag, Ph.D.	72,619	9.07	7.00	7/19/2014	319,688	810,152
Michael J. Sterns, D.V.M.	55,000	6.87	7.00	7/19/2014	242,124	613,591
Anthony F. Purchio, Ph.D.	25,000	3.12	7.00	7/19/2014	110,057	278,905
William A. Albright, Jr.	200,000	24.98	6.50	7/13/2014	817,563	2,017,865
Michael D. Cable, Ph.D.	25,000	3.12	7.00	7/19/2014	110,057	278,905

(1)	The options vest at a rate of 1/4th one year from the vesting commencement date and 1/48th per month thereafter. During 2004, a total of 600,682 stock options were granted under our 1996 Stock Option Plan and 2004 Equity Incentive Plan and 200,000 stock options were granted outside of these plans.
(2)	Except for Mr. Albright’s stock options, the exercise price is equal to 100% of the fair market value on the date of grant as determined by the Compensation Committee. The exercise price for Mr. Albright’s stock options is equal to 93% of fair market value on the date of grant as determined by the Compensation Committee.
(3)	The options have a term of ten years, subject to earlier termination in certain events related to termination of employment.
(4)	The 5% and 10% assumed rates of appreciation are suggested by the rules of the Securities and Exchange Commission and do not represent our estimate or projection of the future common stock price. There can be no assurance that any of the values reflected in the table will be achieved.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table shows aggregate exercises of options to purchase our common stock in the fiscal year ended December 31, 2004 by the Named Executive Officers and the values of each of such officer’s unexercised options at December 31, 2004. None of the Named Executive Officers exercised stock options during 2004.

	Securities Underlying Unexercised Options at December 31, 2004(#)			Value of Unexercised In-the-Money Options at December 31, 2004($)(1)
Name	Exercisable		Unexercisable (2)	Exercisable	Unexercisable (2)
David W. Carter	40,318		148,585	$265,292.44	$499,856.28
Pamela Reilly Contag, Ph.D.	42,056		148,585	276,728.48	499,856.28
Michael J. Sterns, D.V.M.	22,768		103,660	136,608.00	320,182.80
Anthony F. Purchio, Ph.D.	27,374		44,553	164,244.00	128,658.74
William A. Albright, Jr.	0		200,000	0.00	100,000.00
Michael D. Cable, Ph.D.	43,181	(3)	0	458,372.04	0.00

(1)	These values were calculated on the basis of the fair market value per share of the common stock at December 31, 2004 ($7.00), minus the applicable per share exercise price.
(2)	The options in this column are not vested but exercisable prior to vesting contingent upon optionee entering into a restricted stock purchase agreement with respect to the underlying shares of common stock.
(3)	In accordance with the terms of the Severance Agreement dated November 30, 2004 between the Company and Dr. Cable, vesting was accelerated to include all shares that would have vested through December 31, 2005.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information about our common stock that may be issued upon exercise of options, warrants and rights under all of our equity compensation plans as of December 31, 2004, including the 1996 Stock Option Plan, the 2004 Equity Incentive Plan and the 2004 Director Stock Plan. Our stockholders have approved all of these plans.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))
Equity Compensation Plans Approved by Stockholders	1,485,392	$2.98	1,080,627
Equity Compensation Plans Not Approved by Stockholders	None	None	None
Total	1,485,392	$2.98	1,080,627

(1)	The number of shares authorized for issuance in connection with our 2004 Equity Incentive Plan is subject to an automatic annual increase of the lesser of three percent (3%) of the outstanding shares of common stock on the first day of the fiscal year, 900,000 shares, or such other amount as the Board may determine. The number of shares authorized in connection with our 2004 Director Stock Plan is also subject to an automatic annual increase of the lesser of the number of shares granted pursuant to restricted stock awards in the prior fiscal year or an amount determined by the Board.
(2)	The table does not include stock options to purchase 200,000 shares of our common stock granted to one of our Named Executive Officers in July 2004 at an exercise price of $6.50 per share.

Employment, Severance and Change of Control Agreements

We have entered into an employment agreement with David W. Carter, our Chief Executive Officer. If we terminate Mr. Carter’s employment without cause he will be entitled to receive (i) salary continuation for one year following the date of termination, (ii) continued benefits coverage under our employee benefit plans for one year following the date of termination and (iii) and additional one year of vesting credit under any unvested stock options or restricted stock awards.

We have entered into an employment agreement with Pamela R. Contag, Ph.D., our President. If we terminate Dr. Contag’s employment without cause she will be entitled to receive (i) salary continuation for one year following the date of termination, (ii) continued benefits coverage under our employee benefit plans for one year following the date of termination and (iii) and additional one year of vesting credit under any unvested stock options or restricted stock awards.

On November 30, 2004, we entered into a severance agreement and release with Michael D. Cable, Ph.D., our Chief Technology Officer and Vice President, in connection with Dr. Cable’s voluntary resignation from Xenogen as of December 31, 2004 to pursue other opportunities. Pursuant to Dr. Cable’s severance agreement, Dr. Cable will be entitled to six (6) months of severance, payable on his December 31, 2004 separation date with Xenogen, in addition to acceleration of existing unvested stock based compensation for one (1) year from the separation date and certain other benefits for a severance period of up to six (6) months. In exchange for the severance benefits, Dr. Cable has agreed to release us from any and all claims he may have against Xenogen and to continue to be subject to existing confidentiality and non-solicit provisions.

Loans to Executive Officers

In January 1998, we loaned an aggregate of $97,500 to David W. Carter, our Chief Executive Officer and Chairman of the Board of Directors, in connection with the purchase of shares of our restricted common stock.

The loans were made pursuant to two full-recourse promissory notes in the amounts of $65,000 and $32,500, at an interest rate of 6% per year and were secured by the underlying shares of common stock. The loans were amended in October 2002 to extend the maturity date to December 31, 2004. These loans were forgiven in April 2004 prior to Xenogen becoming a public company.

In January 1998, we loaned an aggregate of $13,000 to Pamela Reilly Contag, our President, in connection with the purchase of shares of our restricted common stock. The loan was made pursuant to a full-recourse promissory note in the amount of $13,000, at an interest rate of 6% per year and was secured by the underlying shares of common stock. The loan was amended in October 2002 to extend the maturity date to December 31, 2004. This loan was forgiven in April 2004 prior to Xenogen becoming a public company.

In accordance with the Sarbanes-Oxley Act of 2002 and Xenogen’s Code of Business Conduct and Ethics adopted in July 2004, loans from the Company to its executive officers or directors are prohibited.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Mr. Eisenson, Mr. Bigham, Mr. Breckon and Mr. Jones, all independent directors, served on our Compensation Committee in 2004. None of them is or was at any time an officer of employee of the Company or any of its subsidiaries or had any relationship requiring disclosure in this proxy statement. During 2004, none of our executive officers served on the compensation committee or board of another company one of whose executive officers served on our board or compensation committee.

REPORT OF THE COMPENSATION COMMITTEE

Decisions regarding compensation of Xenogen’s executive officers are made by the Compensation Committee. The Compensation Committee is comprised of four independent directors, Mr. Eisenson, Mr. Bigham, Mr. Breckon, and Mr. Jones. The Compensation Committee is responsible for setting compensation policy and determining the annual compensation of Xenogen’s executive officers, including base salaries, bonuses, if any, and stock options. The Company’s executive pay programs are designed to attract and retain executives who will contribute to the Company’s long-term success, to reward executives for achieving both Xenogen’s short- and long-term goals, to link executive and stockholder interests through equity-based compensation plans, and to provide a compensation package that recognizes both individual contributions and company performance. A substantial portion of each executive’s total compensation is intended to be variable and to relate to, and be contingent upon, performance. The Compensation Committee evaluates the performance and determines the compensation of Xenogen’s chief executive officer and other executive officers annually, based upon individual performance and the achievement of corporate goals.

General Compensation Policy

Xenogen’s executive compensation programs seek to accomplish several major goals:

•	To recruit and retain highly qualified executive officers by offering overall compensation that is competitive with that offered for comparable positions in companies in the biotechnology industry of comparable size and at a comparable stage of development;

•	To motivate executives to achieve important business and performance objectives and to reward them when such objectives are met; and

•	To align the interests of executive officers with the long-term interests of stockholders through participation in the Company’s stock option plan.

The achievement of these goals is based on a mix of compensation elements, as described below:

Base Salary: Base salaries for all employees, including executive officers, are determined based on an established job grade and salary matrix that is designed to provide a base salary that is competitive with comparable companies. In monitoring the job grade and salary matrix for executive officers, the Compensation Committee compared compensation information derived from the Radford Biotechnology Survey. Included in the survey are some, but not all, of the companies included in the Nasdaq Pharmaceutical Index, with the primary focus on biotechnology companies at a similar stage in the San Francisco Bay Area which may compete for the same pool of employees.

Adjustments to each individual’s base salary, including executive officers, are made in connection with annual performance reviews. The amounts of such adjustments are calculated using merit increase guidelines based on the employee’s position within the relevant compensation range and the results of his or her performance review. The recommended percentage increases are adjusted annually to reflect the Compensation Committee’s assessment of appropriate salary adjustments given the results of competitive surveys and general economic conditions.

Executive Bonus Plan: Certain executive officers may earn an annual bonus, set as a percentage of base salary, based on the achievement of specific financial goals and targets. Financial goals are established at the start of each year by the Compensation Committee, in conjunction with the operating budget approved by the full Board of Directors. Awards made to executive officers are based upon the achievement of financial goals as well as the participant’s performance in achieving these goals. The financial goals for 2004 included revenues, earnings before interest, taxes, depreciation and amortization, cash balance and revenue backlog growth (expected future revenue from Xenogen’s existing agreements for products, licenses and services). The annual bonuses awarded to executive officers in 2004 were based on achieving approximately 75% of the financial targets, as well as certain additional discretionary amounts based on individual performance. In January 2005, the Compensation Committee approved the payment of a $75,000 cash bonus to the Chief Executive Officer under our 2004 Executive Bonus Plan. For the other Named Executive Officers, the Compensation Committee approved payment of cash bonuses totaling $254,000 under our 2004 Executive Bonus Plan.

Stock-Based Incentive Compensation: Stock options enable Xenogen to provide long-term incentives to its employees, which align the interests of all employees, including the executive officers, with those of the stockholders. Options are exercisable in the future at the fair market value at the time of grant, so that an option holder is rewarded only by the appreciation in price of the Xenogen common stock. Stock options are granted upon commencement of employment and generally have a four-year vesting period and expire 10 years after the date of grant. Periodic grants of stock options are generally made annually to all eligible employees based on performance, with additional grants made to certain employees following a significant change in job responsibility, scope or title.

Guidelines for the number of options granted to each eligible employee are determined by the Compensation Committee based on several factors, including a valuation analysis reflecting market-based compensation, salary grade and the performance of each participant. The size of the resulting grants developed under this procedure are targeted to be at or above competitive levels as a reflection of both providing an incentive for favorable performance of Xenogen, as well as the risk attached to the future growth of the biotechnology industry. For 2004 service performance, the Compensation Committee granted the Chief Executive Officer options to purchase 72,619 shares of common stock and the other Named Executive Officers options to purchase a total of 177,609 shares of Common Stock. 25% of these options vest on January 26, 2006 and the remaining shares vest monthly thereafter. In 2004, the Compensation Committee granted a new hire option to purchase 200,000 shares of common stock to Xenogen’s Chief Financial Officer. 25% of these options vest on the one-year anniversary of the Chief Financial Officer’s employment start date and the remaining options vest monthly for three years thereafter. In all cases, stock option vesting is subject to the employee’s continued employment with Xenogen.

Chief Executive Officer’s Compensation

Mr. Carter’s compensation for fiscal 2004 was determined in accordance with the compensation policy of Xenogen described above and the Compensation Committee’s evaluation of his overall leadership and management of Xenogen. Mr. Carter’s annual base salary was increased from $275,000 in 2003 to $290,000 in 2004, and was recently increased to $340,000 for 2005, with such increased amount being less than the 25th percentile at peer companies in the Radford Biotechnology Survey. The increase also reflects Mr. Carter’s significant leadership the past year, including in connection with the successful completion of Xenogen’s initial public offering and Xenogen’s substantial revenue growth. As discussed above, Mr. Carter’s bonus for 2004 was based on Xenogen achieving approximately 75% of the goals set forth in the Executive Bonus Plan, plus an additional discretionary amount for individual performance. Throughout 2004, Mr. Carter has striven to ensure that Xenogen’s assets were utilized effectively and to their best advantage while continuing to optimally manage Xenogen’s financial resources. Mr. Carter’s compensation during 2004 reflects his leadership, management and the achievements of Xenogen during 2004.

Compliance with Internal Revenue Code Section 162(m)

Xenogen’s policy generally is to utilize available tax deductions whenever appropriate, and the Committee, when determining executive compensation programs considers all relevant factors, including the tax deductibility that may result form such compensation. Stock options granted under our stock plans generally are intended to qualify as performance-based compensation under 162(m) of the Internal Revenue Code of 1986, as amended, which limits the deductibility of non-performance-based compensation paid to certain covered employees that exceeds $1,000,000 in any year. The Committee believes that the best interests of Xenogen and its stockholders are served by executive compensation programs that encourage and promote Xenogen’s principal compensation objective, enhancement of shareholder value, and permit the Committee to exercise discretion to its executive officers that may not be fully deductible. .

The cash compensation paid to Xenogen’s executive officers during 2004 did not exceed the $1 million limit for any executive officer, nor is the cash compensation to be paid to Xenogen’s executive officers for 2005 expected to reach that level. Because it is unlikely that the cash compensation payable to any of Xenogen’s executive officers in the foreseeable future will approach the $1 million limitation, the Compensation Committee has decided not to take any action at this time to limit or restructure the elements of cash compensation payable to Xenogen’s executive officers. The Committee will reconsider this decision should the individual compensation of any executive officer approach the $1 million level.

The foregoing report has been submitted by the undersigned in our capacity as members of the Compensation Committee of Xenogen’s board of directors.

Michael R. Eisenson, Chairman

Michael F. Bigham

Robert W. Breckon

Chris Jones

STOCK PRICE PERFORMANCE GRAPH

The following graph shows a comparison of cumulative total stockholder returns for our common stock, the Nasdaq Stock Market Index for U.S. Companies and the Nasdaq Biotechnology Index. The graph assumes the investment of $100 on July 16, 2004, the date of our initial public offering. The data regarding Xenogen assumes an investment at the initial public offering price of $7.00 per share of our common stock. The performance shown is not necessarily indicative of future performance.

ADDITIONAL INFORMATION

Incorporation by Reference

The Report of the Compensation Committee of the Board on Executive Compensation, the Report of the Audit Committee and the Stock Price Performance graph contained herein, shall not be deemed “soliciting material” or “filed” or incorporated by reference in future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate them by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

We hereby incorporate herein by reference Item 13, “Certain Relationships and Related Transactions,” of our Annual Report of Form 10-K, filed with the Securities and Exchange Commission on March 21, 2005.

“Householding” of Proxy Materials

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. Xenogen and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Investor Relations, Xenogen Corporation, 860 Atlantic Avenue, Alameda, California 94501 or by calling us at (510) 291-6100.

OTHER MATTERS

The Board knows of no other matters to be presented for stockholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS

Jason M. Brady

Secretary

Alameda, California

April 29, 2005

APPENDIX A

CHARTER FOR THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

OF

XENOGEN CORPORATION

(Adopted on April 20, 2004)

1.	PURPOSE

The purpose of the Audit Committee of the Board of Directors (the “Board”) of Xenogen Corporation (the “Company”) shall be to:

•	provide oversight of the Company’s accounting and financial reporting processes and the audit of the Company’s financial statements;

•	assist the Board in the oversight of: (i) the integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the independent auditor’s qualifications, independence and performance; and (iv) the Company’s internal accounting and financial controls;

•	provide to the Board such information and materials as it may deem necessary to make the Board aware of financial matters requiring the attention of the Board; and

•	serve as the Company’s Qualified Legal Compliance Committee (“QLCC”) to monitor any evidence of material violations of securities laws or breaches of fiduciary duty within the Company pursuant to §307 of the Sarbanes-Oxley Act of 2002.

In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board may from time to time prescribe.

2.	MEMBERSHIP AND ORGANIZATION

Composition. The Audit Committee members will be appointed by, and will serve at the discretion of, the Company’s Board of Directors. The Audit Committee will consist of at least three (3) members of the Board. Members of the Audit Committee must meet the following criteria (as well as any criteria required by the Securities and Exchange Commission (the “SEC”)) and rules adopted by the SEC (the “SEC Rules”):

•	each member must satisfy the requirements for independence set out in: (i) Rule 4200(a)(15) of the Audit Committee requirements of the Nasdaq Stock Market, Inc. Marketplace Rules (the “Nasdaq Rules”); and (ii) the criteria provided in Rule 10A-3(b)(1) of the Securities and Exchange Act of 1934 or under any other applicable SEC Rules;

•	each member must not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three (3) years;

•	each member will be able to read and understand fundamental financial statements, in accordance with the Audit Committee requirements of the Nasdaq Rules; and

•	at least one member will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication, including a current or past position as a principal financial officer or other senior officer with financial oversight responsibilities.

Meetings. The Audit Committee will meet at least four (4) times annually. The Audit Committee may establish its own meeting schedule. The Audit Committee will meet separately with the Chief Executive Officer and separately with the Chief Financial Officer of the Company, at such times as are appropriate to review the financial affairs of the Company. The Audit Committee will meet separately with the independent auditor of the Company, at such times as it deems appropriate, but not less than quarterly.

The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

Compensation. Members of the Audit Committee shall receive such fees, if any, for their service as Audit Committee members as may be determined by the Board. Members of the Audit Committee may not receive any compensation from the Company except the fees that they receive for service as a member of the Board or any committee thereof.

3.	RESPONSIBILITIES AND DUTIES

The responsibilities and duties of the Audit Committee shall include:

Review Procedures

•	reviewing the reports of management and the independent auditor concerning the design, implementation and maintenance of the Company’s internal controls and procedures for financial reporting, including meeting periodically with the Company’s management and the independent auditor to review their assessment of the adequacy of such controls, and to review before release the disclosure regarding such system of internal controls required under SEC Rules to be contained in the Company’s periodic filings and the attestations or reports by the independent auditor relating to such disclosure;

•	reviewing the independent audit by: (i) reviewing the independent auditor’s proposed audit scope and approach; (ii) discussing with the Company’s independent auditor the financial statements and audit findings, including any significant adjustments, management judgments and accounting estimates, significant new accounting policies and disagreements with management and any other matters described in SAS No. 61; and (iii) reviewing reports submitted to the Audit Committee by the independent auditor in accordance with applicable SEC requirements;

•	conducting a post-audit review of the financial statements and audit findings, including any suggestions for improvements provided to management by the independent auditor, and management’s response to such suggestions;

•	reviewing and discussing with management and the independent auditor the Company’s annual audited financial statements and quarterly unaudited financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” prior to filing the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, respectively, with the SEC;

•	directing the Company’s independent auditor to review before filing with the SEC the Company’s interim financial statements included in Quarterly Reports on Form 10-Q, using professional standards and procedures for conducting such reviews;

•	reviewing before release the unaudited quarterly operating results in the Company’s quarterly earnings release;

•	providing oversight and review, at least annually, of the Company’s risk management policies, including its investment policies;

•	reviewing and approving in advance any proposed related party transactions, including any transactions between the Company and any officer or director or their affiliates;

•	reviewing the Company’s policies relating to the avoidance of conflicts of interests as well as internal control policies and procedures relating to officers’ use expense accounts, perquisites and other corporate assets;

•	reviewing the Company’s policies regarding information technology and management information systems;

•	working with legal counsel to identify any legal matters that could have a significant impact on the Company’s financial statements; and

•	reviewing and reassessing the adequacy of its own charter and processes at least annually and reporting the results of such review and assessment to the Board.

Independent Auditors

•	appointing, compensating, retaining and overseeing the work of the independent auditor (including resolving disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company;

•	reviewing the independence of the independent auditor, including: (i) obtaining on a periodic basis a formal written statement from the independent auditor regarding relationships and services with the Company that may impact independence, as defined by applicable standards and SEC Rules; (ii) presenting this statement to the Board; (iii) actively engaging the independent auditor in a dialogue with respect to any relationships or services that may impact the objectivity and independence of the independent auditor; and (iv) taking, or working with the Board to take, any appropriate action to oversee the independence of the independent auditor; and

•	pre-approving, explicitly, audit and permissible non-audit services provided to the Company by the independent auditor, except where pre-approval of audit and permissible non-audit services is not required under applicable SEC Rules. The Audit Committee may delegate to one (1) or more designated members of the Audit Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to the full Audit Committee at its scheduled meetings.

Regulatory Compliance and Other Matters

•	overseeing compliance with SEC Rules for disclosure of the independent auditor’s services and Audit Committee members, member qualifications and activities;

•	reviewing management’s monitoring of compliance with the Foreign Corrupt Practices Act;

•	reviewing the Company’s code of ethics for its principal executive and senior financial officers;

•	providing an Audit Committee report for inclusion in the Company’s annual proxy statement in accordance with SEC Rules;

•	establishing procedures for receiving, retaining and treating complaints received by the Company regarding accounting, internal accounting controls or auditing matters and procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and

•	determining the appropriate funding for payment of: (i) compensation to the independent auditor engaged to prepare or issue an audit report or perform other audit, review or attest services for the Company; (ii) compensation to any independent legal, accounting or other advisors retained by the Audit Committee; and (iii) ordinary administrative expenses of the Audit Committee necessary and appropriate for the performance of its duties.

Qualified Legal Compliance Committee

•

establishing written procedures for the confidential receipt, retention and consideration of any report of evidence of a material violation of an application United States federal or state securities law (the

“Laws”), a material breach of fiduciary duty arising under the Laws or a similar material violation of any of the Laws (“Material Violation”) by any officer, director, employee or agent of the Company;

•	reviewing any report made or referred to by any attorney of evidence of a Material Violation and informing the CEO and chief legal officer of any such report;

•	determining whether an investigation is necessary and, if necessary, initiating the investigation, notifying the full Board of Directors of such investigation and retaining necessary expert personnel;

•	recommending, by majority vote, an appropriate response to evidence of a Material Violation and informing the CEO, chief legal officer and Board of Directors of the results of the investigation and related recommendations; and

•	notifying the SEC if the Company fails in any material respect to implement an appropriate response recommended by the QLCC.

In addition, the Audit Committee may retain, as it determines necessary, and compensate independent legal, accounting or other advisors to advise or assist the Audit Committee in the performance of any of the responsibilities and duties set forth above.

Proxy—Xenogen Corporation

This Proxy is Solicited on Behalf of the Board of Directors

2005 Annual Meeting of Stockholders—June 7, 2005

The undersigned stockholder(s) of Xenogen Corporation, a Delaware corporation, hereby acknowledge(s) receipt of the Notice of 2005 Annual Meeting of Stockholders and Proxy Statement, each dated April 29, 2005, and hereby appoints David W. Carter, William A. Albright, Jr., and Jason M. Brady, and each of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2005 Annual Meeting of Stockholders of Xenogen Corporation to be held June 7, 2005, at 8:00 a.m., Pacific Time, at Xenogen Corporation’s facility located at 2061 Challenger Drive, Alameda, CA 94501, and at any adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ITEMS 1 AND 2. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING, THE PERSONS NAMED IN THIS PROXY WILL VOTE, IN THEIR DISCRETION, PROVIDED, THAT THEY WILL NOT VOTE IN THE ELECTION OF DIRECTORS FOR PERSONS FOR WHOM AUTHORITY TO VOTE HAS BEEN WITHHELD.

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided.

MMMMMMMMMMMM

Xenogen Corporation

MR A SAMPLE

DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6

000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext

C 1234567890 J N T

Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A Election of Directors

1. The Board of Directors recommends a vote FOR the listed nominees.

For Withhold

01—William A. Halter 02—E. Kevin Hrusovsky 03—Chris Jones

B Issue

The Board of Directors recommends a vote FOR the following proposal.

For Against Abstain

2. Proposal to ratify the appointment of Deloitte & Touche LLP as Xenogen Corporation’s independent auditors for the year ending December 31, 2005.

3. In their discretion, upon such other matters which may properly come, before the meeting or any adjournments thereof.

C Authorized Signatures—Sign Here—This section must be completed for your instructions to be executed.

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ITEMS 1 AND 2. If any other matters properly come before the meeting, the persons named in this proxy will vote, in their discretion, provided, that they will not vote in the election of directors for persons for whom authority to vote has been withheld.

PLEASE SIGN exactly as your name appears at left. Joint owners should each sign. Executors, administrators, trustees, etc., should so indicate when signing. If signer is a corporation, please sign full name by duly authorized officer.

Signature 1—Please keep signature within the box Signature 2—Please keep signature within the box Date (mm/dd/yyyy)

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